HERLEY REPORTS THIRD QUARTER RESULTS

               CONFERENCE CALL SCHEDULED FOR FRIDAY, JUNE 13, 2008


Lancaster, PA. June 12, 2008 Herley Industries, Inc. (Nasdaq: HRLY) today reported financial results for the third quarter ended May 4, 2008. Herley reported net sales for the third quarter of $38.5 million, down $5.9 million or 13% from the third quarter of the prior fiscal year.

Herley reported a basic and diluted loss of $0.27 per share including the impact of a litigation settlement agreement with the United States Department of Justice, as compared with basic and diluted earnings per share of $0.28 and $0.27, respectively, for the thirteen weeks ended April 29, 2007.

Excluding the impact of the litigation settlement costs in fiscal 2008, basic and diluted earnings per common share in the third quarter would have been $
0.15 for the thirteen weeks ended May 4, 2008 as compared to basic and diluted earnings per common share of $0.28 and $0.27, respectively, for the thirteen weeks ended April 29, 2007. On a year-to-date basis, excluding the impact of both the litigation settlement costs in fiscal 2008 and the employment contract settlement costs in fiscal 2007, basic and diluted earnings per common share in 2008 would have been $ 0.07 for the forty weeks ended May 4, 2008 as compared to basic and diluted earnings per common share of $0.46 and $0.44, respectively, for the thirty-nine weeks ended April 29, 2007. A non-recurring income tax benefit of $2.7 million is included in the results for both the thirteen weeks ended May 4, 2008 and the forty weeks ended May 4, 2008. A reconciliation of the Non-GAAP earnings per common share calculation is as follows:

         (In thousands, except share data)

                                                                   Thirteen weeks ended
                                                                May 4, 2008           April 29, 2007
                                                      -----------------------------  ---------------
                                                        Non-GAAP      As Reported      As Reported
                                                        Measure *     Under GAAP        Under GAAP
                                                      -------------  --------------  ---------------
         (Loss) income before income taxes                ($10,859)       ($10,859)          $4,176
         Litigation settlement                               9,500               -                -
                                                      -------------  --------------  ---------------
         (Loss) income before income taxes                  (1,359)        (10,859)           4,176
         (Benefit) provision for income taxes               (3,425)         (7,267)             298
                                                      -------------  --------------  ---------------
         Net income (loss)                                  $2,066         ($3,592)          $3,878
         Earnings (loss) per common share - Basic            $0.15          ($0.27)           $0.28
                                                      =============  ==============  ===============
                     Basic weighted average shares          13,507          13,507           13,969

         Earnings (loss) per common share - Diluted          $0.15          ($0.27)           $0.27
                                                      =============  ==============  ===============
                     Basic weighted average shares          13,709          13,507           14,449
                                                      =============  ==============  ===============

For information at Herley contact:
Peg Guzzetti                                                Tel:  (717) 735-8117
Investor Relations                                                www.herley.com

     (In thousands, except share data)

                                                          Forty weeks ended             Thirty-nine weeks ended
                                                             May 4, 2008                    April 29, 2007
                                                    -----------------------------  ---------------------------------
                                                     Non-GAAP       As Reported       Non-GAAP         As Reported
                                                     Measure *      Under GAAP        Measure *         Under GAAP
                                                    ------------   --------------  ---------------   ---------------
     (Loss) before income taxes                        ($19,336)        ($19,336)           ($489)            ($489)
     Employment contract settlement                           -                -            8,914                 -
     Litigation settlements                              15,542                -                -                 -
                                                    ------------   --------------  ---------------   ---------------
     (Loss) income before income taxes                   (3,794)         (19,336)           8,425              (489)
     (Benefit) provision for income taxes                (4,713)          (9,313)           2,084               (29)
                                                    ------------   --------------  ---------------   ---------------
     Net income (Loss)                                     $919         ($10,023)          $6,341             ($460)
                                                    ============   ==============  ===============   ===============
     Earnings (loss) per common share - Basic             $0.07           ($0.73)           $0.46            ($0.03)
                                                    ============   ==============  ===============   ===============
                   Basic weighted average shares         13,696           13,696           13,911            13,911
                                                    ============   ==============  ===============   ===============
     Earnings (loss) per common share - Diluted           $0.07           ($0.73)           $0.44            ($0.03)
                                                    ============   ==============  ===============   ===============
                   Basic weighted average shares         14,053           13,696           14,369            13,911
                                                    ============   ==============  ===============   ===============

---
* The non-GAAP disclosure of net income and basic and diluted earnings per common share is not preferable to GAAP net income and earnings per common share but is shown as a supplement to such disclosure for comparability to the prior year's results. Management believes that this information is important to investors for a meaningful analysis of our financial performance.

Myron Levy, Herley Chairman and CEO commented, "It is no surprise that the Company's third quarter and fiscal year results were affected by very unusual and significant events. The good news is that these events are finally behind us and we are looking to the future. Management is in the process of reviewing our fiscal 2009 budgets. For the first time in several years, I believe that legal expense will not be a dominant factor. During the budgeting process we carefully review the military and commercial programs that are important to Herley's success. By evaluating our past successes, we can more successfully plan for FY 2009 and beyond. We believe that our strong past performance on well-funded, long-term U. S. military programs such as Trident D-5, EA-18G, AN/ARA-63 Tactical Instrument Landing System, and AMRAAM, will contribute significantly to our continued success for the long term. The Company's bookings continue to be strong; we have a record-level backlog; and we continue to extend our reach into the international market. We are also continuing to take the steps necessary to achieve more efficient operations, so that we can better meet the requirements of current and future customers."

Mr. Levy will host a conference call on June 13, 2008 at 9:00 a.m. Eastern time to discuss financial results for the third quarter ended May 4, 2008. To join the conference call dial 1 (888) 425-4188, referencing Conference ID 50633300.

A taped replay of the call will be available on June 13, 2008 at 11:00 a.m. through June 20, 2008 at 11:59 p.m. Eastern time. To listen to the replay dial:
1 (800) 642-1687 (U.S.) or 1 (706) 645-9291  (International),  and Conference ID
50633300.

In addition, the conference call will be broadcast live over the Internet and can be accessed through the following URL: http://www.videonewswire.com/event. asp?id=49000. To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has eight manufacturing locations and approximately 965 employees. Additional information about the Company can be found on the Internet at www.herley.com
--------------------------------------------------------------------------------
Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the belief of the Company's management, as well as assumptions made by and information currently available to the Company's management. The Company's results could differ materially based on various factors, including, but not limited to, cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.
--------------------------------------------------------------------------------

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                       May 4, 2008         July 29, 2007
                                                                                       (Unaudited)
                                                                                  ------------------    ------------------
                                ASSETS
Current Assets:
      Cash and cash equivalents                                                  $            20,583   $            35,181
      Trade accounts receivable, net                                                          23,548                28,058
      Income Taxes Receivable                                                                  2,056                   819
      Costs incurred and income recognized in excess
         of billings on uncompleted contracts and claims                                      19,833                14,448
      Other receivables                                                                        3,837                 2,816
      Inventories, net                                                                        60,321                51,815
      Deferred income taxes                                                                   11,340                 4,254
      Other current assets                                                                     1,546                 1,069
                                                                                   ------------------    ------------------
           Total Current Assets                                                              143,064               138,460
Property, Plant and Equipment, net                                                            30,957                29,996
Goodwill                                                                                      73,903                74,044
Intangibles, net of accumulated amortization of $6,943 at May 4,
      2008 and $5,256 at July 29, 2007                                                        16,624                18,431
Other Assets                                                                                     551                 1,662
                                                                                   ------------------    ------------------
           Total Assets                                                          $           265,099   $           262,593
                                                                                   ==================    ==================
                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Current portion of long-term debt                                          $             1,387   $             1,346
      Current portion of employment settlement agreement -
          (net of imputed interest of $124 at May 4, 2008 and $245
           at July 29, 2007)                                                                   1,234                 1,113
      Current portion of litigation settlements (net of imputed interest of $62)              10,438             -
      Accounts payable, accrued expenses and other                                            30,903                21,719
      Billings in excess of costs incurred and
          income recognized on uncompleted contracts                                             527                    99
      Income taxes payable                                                                       411                 3,518
      Advance payments on contracts                                                            7,111                 7,163
                                                                                   ------------------    ------------------
           Total Current Liabilities                                                          52,011                34,958
Long-term Debt                                                                                 4,927                 5,951
Long-term Portion of Employment Settlement Agreement -
    (net of imputed interest of $471 at May 4, 2008 and $580
     at July 29, 2007)                                                                         3,192                 4,117
Long-term portion of litigation settlement (net of imputed interest of $122)                     878             -
Other Long-term Liabilities                                                                    1,598                 1,311
Deferred Income Taxes                                                                          8,675                 6,615
Accrued Income Taxes Payable                                                                     507             -
                                                                                   ------------------    ------------------
           Total Liabilities                                                                  71,788                52,952
                                                                                   ------------------    ------------------
Commitments and Contingencies
Shareholders' Equity:
      Common stock, $.10 par value; authorized 20,000,000 shares;
        issued and outstanding 13,510,177 at May 4, 2008, and
       13,977,115 at July 29, 2007                                                             1,351                 1,398
      Additional paid-in capital                                                             101,085               107,094
      Retained earnings                                                                       89,381                99,404
      Accumulated other comprehensive income                                                   1,494                 1,745
                                                                                   ------------------    ------------------
           Total Shareholders' Equity                                                        193,311               209,641
                                                                                   ------------------    ------------------
           Total Liabilities and Shareholders' Equity                            $           265,099   $           262,593
                                                                                   ==================    ==================

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands except per share data)
                                   (Unaudited)

                                                                                                 Forty weeks            Thirty-nine
                                                               Thirteen weeks ended                 ended               weeks ended
                                                            May 4,             April 29,            May 4,               April 29,
                                                            2008                 2007               2008                    2007
                                                      -----------------    -----------------   -----------------     ---------------
Net sales                                           $           38,549   $           44,401  $          108,343    $        122,514
                                                      -----------------    -----------------   -----------------     ---------------

Cost and expenses:
      Cost of products sold                                     29,982               31,687              84,790              89,528
      Selling and administrative expenses                        9,951                8,895              27,869              25,315
      Litigation settlements                                     9,500            -                      15,542             -
      Employment contract settlement costs                   -                    -                   -                       8,914
                                                      -----------------    -----------------   -----------------     ---------------
                                                                49,433               40,582             128,201             123,757
                                                      -----------------    -----------------   -----------------     ---------------

      (Loss) income from operations                            (10,884)               3,819             (19,858)             (1,243)
                                                      -----------------    -----------------   -----------------     ---------------

Other income (expense):
      Investment income                                            147                  375                 955                 854
      Interest expense                                            (164)                (213)               (427)               (578)
      Foreign exchange transactions gain (loss)                     42                  195                  (6)                478
                                                      -----------------    -----------------   -----------------     ---------------
                                                                    25                  357                 522                 754
                                                      -----------------    -----------------   -----------------     ---------------

      (Loss) income before income taxes                        (10,859)               4,176             (19,336)               (489)
(Benefit) provision for income taxes                            (7,267)                 298              (9,313)                (29)
                                                      -----------------    -----------------   -----------------     ---------------

      Net (loss) income                             $           (3,592)  $            3,878  $          (10,023)   $           (460)
                                                      =================    =================   =================     ===============

(Loss) earnings per common share - Basic            $             (.27)  $              .28  $             (.73)   $           (.03)
                                                      =================    =================   =================     ===============

      Basic weighted average shares                             13,507               13,969              13,696              13,911
                                                      =================    =================   =================     ===============

(Loss) earnings per common share - Diluted          $             (.27)  $              .27  $             (.73)   $           (.03)
                                                      =================    =================   =================     ===============

      Diluted weighted average shares                           13,507               14,449              13,696              13,911
                                                      =================    =================   =================     ===============

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (In thousands)

                                                                       Forty weeks ended         Thirty-nine weeks ended
                                                                          May 4, 2008                April 29, 2008
                                                                    ------------------------     ------------------------
Cash flows from operating activities:
      Net Loss                                                    $                 (10,023)   $                    (460)
                                                                    ------------------------     ------------------------
      Adjustments to reconcile net loss to
         net cash (used in) provided by operating activities:
           Depreciation and amortization                                              5,573                        5,271
           Stock-based compensation costs                                               800                          326
           Excess tax benefit from exercises of stock options                           (57)                        (235)
           Employment contract settlement costs (includes $196 of
                stock option modification costs)                               -                                   5,914
           Litigation settlement costs                                               15,442                 -
           Imputed interest                                                             347                          199
           Deferred tax benefit                                                      (4,999)                      (2,314)
           Loss (gain) on sale of fixed assets                                            8                         (107)
           Foreign exchange transaction losses (gains)                                   48                          (96)
           Inventory valuation reserve charges                                        1,287                        1,102
           Reduction in accrual for contract losses                                    (826)                        (699)
           Warranty reserve charges                                                     848                          976
           Changes in operating assets and liabilities:
                Trade accounts receivable                                             4,416                         (243)
                Income taxes receivable                                              (1,237)                -
                Costs incurred and income recognized in excess
                   of billings on uncompleted contracts and claims                   (5,385)                         334
                Other receivables                                                    (1,021)                      (1,310)
                Inventories                                                          (9,876)                        (389)
                Other current assets                                                   (477)                        (438)
                Accounts payable, accrued expenses and other                         10,079                       (3,597)
                Billings in excess of costs incurred and
                  income recognized on uncompleted contracts                            428                           51
                Income taxes payable                                                 (2,543)                       1,796
                Employment settlement payments                                       (1,034)                        (443)
                Litigation settlement payments                                       (4,000)                -
                Advance payments on contracts                                           (52)                       4,202
                Other, net                                                             (531)                         449
                                                                    ------------------------     ------------------------
                        Total adjustments                                             7,238                       10,749
                                                                    ------------------------     ------------------------
           Net cash (used in) provided by operating activities                       (2,785)                      10,289
                                                                    ------------------------     ------------------------
Cash flows from investing activities:
      Acquisition of technology license                                        -                                    (179)
      Proceeds from sale of fixed assets                                       -                                     202
      Capital expenditures                                                           (3,912)                      (3,516)
                                                                    ------------------------     ------------------------
           Net cash used in investing activities                                     (3,912)                      (3,493)
                                                                    ------------------------     ------------------------
Cash flows from financing activities:
      Borrowings under bank line of credit                                           13,900                       13,000
      Borrowings - other                                                       -                                   1,746
      Proceeds from exercise of stock options                                           225                        1,164
      Excess tax benefit from exercises of stock options                                 57                          235
      Payments of long-term debt                                                     (1,044)                        (690)
      Payments under bank line of credit                                            (13,900)                     (13,000)
      Purchase of treasury stock                                                     (7,138)                -
                                                                    ------------------------     ------------------------
           Net cash (used in) provided by financing activities                       (7,900)                       2,455
                                                                    ------------------------     ------------------------
Effect of exchange rate changes on cash                                                  (1)                           8
                                                                    ------------------------     ------------------------
           Net (decrease) increase in cash and cash equivalents                     (14,598)                       9,259
Cash and cash equivalents at beginning of period                                     35,181                       22,303
                                                                    ------------------------     ------------------------
Cash and cash equivalents at end of period                        $                  20,583    $                  31,562
                                                                    ========================     ========================